SCHEDULE A
                                  (Rule a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the registrant                 [x]

Filed by a party other than the registrant    [ ]
Check the appropriate box:
[ ]      Preliminary proxy statement
[ ]      Confidential, for use of the Commission Only (as permitted by
         Rule a-6(e)(2)
[ ]      Definitive proxy statement
[x]      Definitive additional materials
[ ]      Soliciting material pursuant to Rules a-11(c) or a-12

                             TYCO INTERNATIONAL LTD.
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                  (Name of Registrant as Specified in Charter)

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    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), a-6(i)(1), or a-6(j)(2) or Item 22(a)(2) of Schedule A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule a-6(i)(3).

[ ]   Fee computed on table below per Exchange Act Rules a-6(i)(4) and 0-11.

       (1)      Title of each class of securities to which transaction applies:


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       (2)      Aggregate number of securities to which transaction applies:


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       (3)      Per  unit  price  or other  underlying  value of  transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):


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       (4)      Proposed maximum aggregate value of transaction:


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       (5)      Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1)      Amount Previously Paid:                       $2,788,600
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     (2)      Form, Schedule or Registration Statement No.:  333-24363
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     (3)      Filing Party:  ADT LIMITED
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     (4)      Date Filed:  April 2, 1997
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

                    [TYCO INTERNATIONAL LTD. LETTERHEAD]

                                                                 June 25, 1997


TO THE SHAREHOLDERS OF
TYCO INTERNATIONAL LTD.

         The Special Meeting of Shareholders of Tyco International Ltd. to vote on the proposed merger with ADT Limited is scheduled for July 2, 1997. While ADT will legally acquire Tyco in this transaction, Tyco's board members and management team will lead the combined company, the name of the combined company will be Tyco International Ltd. and you, the shareholders of Tyco, will initially own approximately 64% of the shares of the combined company. YOUR BOARD OF DIRECTORS HAS RECOMMENDED THAT YOU VOTE FOR THE MERGER WITH ADT.

         You have received a joint proxy statement/prospectus with comprehensive information on this important transaction and a proxy card to cast your vote. YOUR VOTE IS VERY IMPORTANT. Approval of the combination with ADT requires the vote of two-thirds of the outstanding Tyco stock, and an abstention or a failure to vote at all will have the effect of a vote against the transaction.

         TIME IS SHORT. IF YOU HAVE NOT ALREADY DONE SO, PLEASE RETURN YOUR SIGNED AND DATED PROXY CARD WITH YOUR VOTE PROMPTLY.

         Tyco shareholders should be aware of a correction to the discussion contained in the joint proxy statement/prospectus at page 28, regarding the U.S. federal income tax consequences to a U.S. holder of Tyco common stock that recognizes taxable gain on the exchange of Tyco common stock for stock of the combined company. As stated in the joint proxy statement/prospectus, any gain on the exchange of shares by U.S. shareholders of Tyco in the merger will be taxable for U.S. federal income tax purposes. A Tyco shareholder that recognizes gain upon the exchange will have a tax basis in the combined company shares received equal to the sum of the shareholder's tax basis in his Tyco shares plus the amount of gain recognized upon the exchange. This sum will be equal to the fair market value at the time of the merger of the combined company shares received. Contrary to what is stated in the joint proxy statement/prospectus, such shareholder's holding period for the combined company shares will include the holding period of the Tyco shares exchanged in the merger. Thus, if a shareholder that holds combined company shares as a capital asset disposes of such shares after the merger, any gain or loss recognized on the disposition will be long-term capital gain or loss if the disposition occurs more than one year after the date on which such shareholder's holding period began for the Tyco shares exchanged for the combined company shares in the merger, even if such disposition occurs less than one year after the merger. Tyco shareholders are urged to consult their own tax advisors regarding the specific consequences to them of the merger and of the disposition by them of combined company shares after the merger.

         If you have any questions about the merger, require information, need a proxy card or need to know where to send the proxy card with your vote, please call Hill & Knowlton, Tyco's proxy solicitors, at 1-800-755-3002 (toll free in the United States).


                             TYCO INTERNATIONAL LTD.